Exhibit 99.2

First Quarter Fiscal 2027 Earnings Results Quarter Ended June 30, 2026 August 20, 2026 NASDAQ: VTIX Presenters: Jan Goetgeluk, CEO | Thomas McGinnis, CFO

Disclaimer & Forward-Looking Statements This presentation may contain forward-looking statements and information relating to, among other things, the Company, its business plan and strategy, and its industry. These statements reflect management's current views with respect to future events based on information currently available and are subject to risks and uncertainties that could cause the Company's actual results to differ materially. Investors are cautioned not to place undue reliance on these forward-looking statements, as they contain hypothetical illustrations of mathematical principles, are meant for illustrative purposes, and do not represent guarantees of future results, levels of activity, performance, or achievements. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," or the negative of these terms or other comparable terminology. Forward-looking statements in this presentation include, without limitation, statements regarding the Company's expectation that recent new order growth will continue and will convert into future revenue; the Company's plans to pursue strategic acquisitions and the potential benefits, synergies and impact on revenues or shareholder value of any such acquisition; the Company's position in the defense training market; the anticipated timing and scope of the U.S. Marine Corps Infantry Fireteam Virtual Trainer program and expected delivery to Quantico; the outcome of counter-drone and other military evaluations; expectations regarding government contract opportunities including AFWERX SBIR Phase II and Phase III funding; expectations regarding the Meta collaboration and the Omni One for Quest launch; expectations regarding enterprise and robotics applications including the Company's relationship with Tesla; expectations regarding the NASA Moon and Mars Exploration Analog mission; and expectations regarding therapeutic and healthcare applications including the Sirica Therapeutics partnership. Such statements are subject to risks including the Company's ability to convert new orders into revenue; its need for additional capital and ability to obtain financing on acceptable terms; risks related to its outstanding indebtedness; its ability to identify, negotiate, and complete acquisitions on favorable terms or at all; the ability to successfully integrate any acquired business; risks related to government contracting, including contract cancellations, modifications, or funding changes; the uncertainties related to market conditions; the Company's ability to maintain its collaboration with Meta; risks related to international expansion; and other factors discussed in the "Risk Factors" section of the Company's filings with the SEC. This presentation includes Adjusted EBITDA, a non-GAAP financial measure. Adjusted EBITDA is not calculated in accordance with U.S. GAAP and should not be considered in isolation or as a substitute for net loss or any other GAAP measure. A reconciliation of net loss to Adjusted EBITDA is presented in the financial tables of the Company's earnings release. The forward-looking statements in this presentation represent our views as of the date of this presentation, and we assume no obligation to update or revise them except as required by applicable law. This presentation does not constitute an offer to sell or a solicitation to purchase any securities. Virtuix Holdings Inc. (NASDAQ: VTIX) | First Quarter Fiscal 2027 Earnings Presentation | August 20, 2026 2

Agenda CORPORATE OVERVIEW KEY HIGHLIGHTS DEFENSE MOMENTUM ENTERPRISE & HEALTHCARE FINANCIAL RESULTS PRIORITIES & OUTLOOK On the Call Today: Jan Goetgeluk Founder, CEO & Chairman Virtuix Holdings Inc. Thomas McGinnis Chief Financial Officer Virtuix Holdings Inc. Virtuix Holdings Inc. (NASDAQ: VTIX) | First Quarter Fiscal 2027 Earnings Presentation | August 20, 2026 3

Corporate Overview A Leader in AI-Driven, Full-Body Simulation for Consumer, Enterprise, Healthcare and Defense NASDAQ Listed (VTIX): Began trading January 27, 2026; a leading developer of AI-driven, full-body simulation systems across various end markets. Omni One — Flagship Product: Omni-directional treadmill enabling natural 360° full-body movement inside games, simulations, and AI- generated worlds. 5 Products and 25+ Patents: Omni One, Omni One for Quest, and Omni One Core (consumer); Omni One Enterprise; and the Virtual Terrain Walk (VTW) defense system. Manufacturing at Scale: Facility ready for up to 3,000 units/month — $100M+ annual revenue potential at full utilization. Multi-Use Platform Strategy: High-volume consumer sales plus high- value defense and enterprise contracts, with recurring software revenue. Blue-Chip Collaborations: Made for Meta certification, first Omni One Enterprise sale to Tesla's Optimus program, and selection for NASA's Moon and Mars Exploration Analog (MMEA) mission. Virtuix Holdings Inc. (NASDAQ: VTIX) | First Quarter Fiscal 2027 Earnings Presentation | August 20, 2026 4

Key Highlights

FINANCIAL PERFORMANCE

+72%	30%	+29%	$7.4M
New Order Growth	**Gross Margin**	**Gross Profit Growth**	**Cash & Equivalents**
Q1 FY2027 vs. Q1 FY2026	vs. 17% prior-year period	to $0.23M from $0.18M	at June 30, 2026

STRATEGIC MILESTONES

Order Momentum	USMC	Tesla — Optimus	NASA — MMEA	Sirica Therapeutics
~2.5X since Meta launch	Lead Systems Integrator IFT Counter-UAS Trainer	First Enterprise Sale	Selected for 2027 Mission	AI-Driven Autism Therapy

Virtuix Holdings Inc. (NASDAQ: VTIX) | First Quarter Fiscal 2027 Earnings Presentation | August 20, 2026 5

Omni One Order Momentum

Made for Meta Launch Is Reshaping the Order Profile



Virtuix
Made for Meta

+72%

New Orders

Year over year

~150%

Since Meta Launch

Omni One for Quest

Momentum Continuing
Order growth has continued into the current quarter.

20M+ Quest Headsets
Giving Omni One access to the world's largest XR userbase.

Est. 6 Million Active Quest Users
Expanding Omni One's addressable market.

Room for Additional Growth
Exploring joint marketing opportunities and bundling of Meta and Virtuix products.

Virtuix Holdings Inc. (NASDAQ: VTIX) | First Quarter Fiscal 2027 Earnings Presentation | August 20, 2026 6

U.S. Marine Corps Infantry Fireteam Trainer Virtuix Serving as Lead Systems Integrator Virtual Terrain Walk. AI-driven Gaussian splatting converts 360° footage into photorealistic, walkable geo-specific terrain, cutting build time from weeks to hours. AWARDED U.S AIR FORCE SBIR PHASE I FUNDING Lead Systems Integrator Virtuix leads system integration for the IFT pilot, supported by strategic partner KBR. AVRT Selected Selected AVRT to provide tracked weapon systems, instructor tools, and immersive training content. Four-Marine Fireteam Four Marines train together using M4 rifle surrogates and Meta Quest headsets on omni-directional treadmills. Quantico Delivery Delivery to the U.S. Marine Corps in Quantico, Virginia expected in the fourth quarter of 2026. Virtuix Holdings Inc. (NASDAQ: VTIX) | First Quarter Fiscal 2027 Earnings Presentation | August 20, 2026 7

Entering the Counter-Drone Training Market Omni One Integrated into LeadTech's C-UAS Personnel Trainer U.S. Marine Corps Evaluation Location: Training and Education Command (TECOM), Quantico, Virginia Evaluating teams: MCAGCC Twentynine Palms and Camp Pendleton AI-Enabled C-UAS Trainer LeadTech's platform recreates military training ranges for realistic counter-drone marksmanship training. Full-Body Movement Trainees walk naturally through virtual environments, navigate buildings, and communicate over tactical radios. Realistic Engagements Engage drones with realistic ballistics across individual and multi-user scenarios. Fast-Growing Priority Counter-drone training is among the fastest-growing priorities of Western militaries. Virtuix Holdings Inc. (NASDAQ: VTIX) | First Quarter Fiscal 2027 Earnings Presentation | August 20, 2026 8

Expanding Defense Momentum Active Engagements Across the U.S. Air Force, Marine Corps, Army, Navy , and Air National Guard U.S. Air Force AFWERX SBIR Phase I for VTW Sales to the USAF Academy and Yokota Air Base Pennsylvania Air National Guard deployment U.S. Marine Corps Lead systems integrator for the Infantry Fireteam Trainer Counter-drone trainer for TECOM evaluation U.S. Army Omni One sold to the U.S. Military Academy at West Point U.S. Navy Signed a Cooperative R&D Agreement (CRADA) with the Naval Postgraduate School Pursuing Strategic Acquisitions. Board special committee is actively reviewing defense training and simulation acquisition targets with annual revenues of $10M–$50M that would provide immediate access to government contract vehicles, past performance, additional sales channels, and recurring defense revenue. Virtuix Holdings Inc. (NASDAQ: VTIX) | First Quarter Fiscal 2027 Earnings Presentation | August 20, 2026 9

Enterprise Traction: Robotics, Space, and Healthcare Omni One Expanding Well Beyond Its Original Consumer Market Tesla — Optimus Program Sold the first Omni One Enterprise system to Tesla, Inc. for its Optimus humanoid robot division for teleoperation, enabling an operator to remotely control a humanoid robot in real time. First Sale to Tesla Selected for NASA's Moon and Mars Exploration Analog mission. Omni One will support simulated extravehicular activities during a year-long study beginning in 2027. Year-Long Analog Study from 2027 2026 Auggie Award Second consecutive Auggie Award for Best Interaction Product from Augmented World Expo, recognizing Omni One within a humanoid robot teleoperation system built by UCF's Institute for Simulation & Training. Second Consecutive Auggie Win Enterprise Software Upside. Enterprise sales generate high-margin, recurring software licensing and services revenue alongside hardware sales. Virtuix Holdings Inc. (NASDAQ: VTIX) | First Quarter Fiscal 2027 Earnings Presentation | August 20, 2026 10 NASA — MMEA Mission

Potential Major Vertical: Healthcare & Therapeutics Full-Body Movement Within AI-Enabled Environments Sirica Therapeutics Partnership Strategic partnership to advance AI-driven autism therapy for children. Virtuix delivered two Omni One systems to Sirica's San Francisco Bay Area treatment center. ~100 Planned Treatment Centers Sirica announced plans to establish approximately 100 treatment centers nationwide. U.S. has an est. 12,000 ABA therapy centers, creating a scalable potential channel for Omni One Enterprise. University Research Collaborations Rutgers University's WINLAB is applying Omni One to AI- assisted neurodivergent therapy and behavioral analytics. Florida Gulf Coast University's Marieb College is evaluating it for physical therapy and neuro-rehabilitation. Next-Generation Therapeutics Management believes full-body movement within AI-enabled environments may play an increasingly important role across next-generation healthcare and therapeutic applications. Virtuix Holdings Inc. (NASDAQ: VTIX) | First Quarter Fiscal 2027 Earnings Presentation | August 20, 2026 11

Financial Results — Revenue, Gross Profit & Gross Margin Three Months Ended June 30, 2026 vs. Prior-Year Period Net Sales ($000s) $1,032 Q1 FY2026 $767 Q1 FY2027 Gross Profit ($000s) $176 Q1 FY2026 $227 Q1 FY2027 Gross Margin 17% Q1 FY2026 30% Q1 FY2027 New orders grew 72% year over year — and approximately 150% since the launch of Omni One for Quest, with momentum continuing into the current quarter. Net sales declined 26% to $0.8M from $1.0M — the prior-year period included the final batch of the legacy Omni One preorder backlog; this quarter's revenue came from newly acquired customers. Gross margin expanded to 30% from 17% — on higher Omni One system pricing compared to the prior-year period. Virtuix Holdings Inc. (NASDAQ: VTIX) | First Quarter Fiscal 2027 Earnings Presentation | August 20, 2026 12

Financial Results — Operating Expenses & Operating Loss Three Months Ended June 30, 2026 vs. Prior-Year Period Total Operating Expenses ($000s) $2,218 Q1 FY2026 $4,129 Q1 FY2027 Loss from Operations ($000s) ($2,042) Q1 FY2026 ($3,902) Q1 FY2027 Total OpEx ▲86% G&A ▲$2.1M Selling ▼$0.3M R&D ▲$0.1M Net Loss: Q1 FY'27 ($7.2M) vs. Q1 FY'26 ($2.3M). The increase reflects $4.0M of largely non-cash charges, including $2.5M of non-cash interest expense and debt-discount amortization— plus higher operating expenses, partially offset by improved gross profit. OpEx growth includes $0.7M of non- cash stock-based compensation. Net loss per share was ($0.22) vs. ($0.28), reflecting a substantially higher weighted average share count. Virtuix Holdings Inc. (NASDAQ: VTIX) | First Quarter Fiscal 2027 Earnings Presentation | August 20, 2026 13

Adjusted EBITDA (Non-GAAP) Reconciliation of Net Loss to Adjusted EBITDA — Three Months Ended June 30 ($ in 000's) Q1 FY2027 Q1 FY2026 Net loss ($7,171) ($2,307) Interest expense 2,540 119 Interest income (0) (0) Provision for income tax 49 23 Depreciation and amortization 143 159 EBITDA ($4,439) ($2,006) Stock-based compensation 723 11 Financing expense (warrant modification) 584 — Loss on extinguishment of debt 431 123 Gain on change in fair value of financial instruments (372) — ADJUSTED EBITDA ($3,073) ($1,872) Adjusted EBITDA is a non-GAAP measure defined as net loss before interest, income taxes, and depreciation and amortization, further adjusted to exclude stock-based compensation and certain non-cash and non-recurring items. It is not a substitute for net loss or any other GAAP measure. Virtuix Holdings Inc. (NASDAQ: VTIX) | First Quarter Fiscal 2027 Earnings Presentation | August 20, 2026 14

Balance Sheet Summary June 30, 2026 vs. March 31, 2026 ($ in 000's) Jun 30, 2026 Mar 31, 2026 Change / Comments Cash & Equivalents $7,444 $9,471 – $2,027 Total Assets $12,580 $14,761 – $2,181 Total Liabilities $15,661 $13,665 + $1,996 Notes Payable (current + LT) $10,699 $7,757 + $2,941 (incl. convertible notes) Stockholders' Equity (Deficit) ($3,080) $1,097 – $4,177 Accumulated Deficit ($86,517) ($79,346) – $7,171 The quarter's $2.0 million decline in cash and the move to a stockholders' deficit reflect the operating loss and non-cash charges on the Company's convertible notes; management continues to manage the balance sheet to support the growth opportunity ahead. Virtuix Holdings Inc. (NASDAQ: VTIX) | First Quarter Fiscal 2027 Earnings Presentation | August 20, 2026 15

L O O K I N G A H E A D Priorities & Outlook Accelerate consumer revenue growth Continue the order momentum following the Omni One for Quest launch and accelerate revenue growth with Meta partnership. Advance Defense Programs Deliver the USMC Infantry Fireteam Trainer to Quantico in Q4 2026, complete Air Force Phase I SBIR, and advance programs toward larger awards. Advance Defense M&A Complete one or more acquisitions with $10M–$50M of revenue, adding contract vehicles, past performance, sales channels, and recurring defense revenue. Expand Enterprise Sales Build on the Tesla Optimus sale, NASA MMEA selection, and other recent enterprise traction to grow high-margin Omni One Enterprise sales. Build Healthcare/ Therapeutics Channel Develop therapeutics vertical with Sirica Therapeutics and other ABA partners, and obtain clinical validations from university research collaborations. Drive Toward Profitability Build on 30% gross margin, continue to grow revenue, and add high-value defense and enterprise contracts to drive toward profitability. Virtuix Holdings Inc. (NASDAQ: VTIX) | First Quarter Fiscal 2027 Earnings Presentation | August 20, 2026 16

THANK YOU QUESTIONS & ANSWERS NASDAQ: VTIX Investor Relations Chris Tyson Executive Vice President, MZ Group 949-491-8235 VTIX@mzgroup.us Company Contact: Lauren Premo | press@virtuix.com | invest.virtuix.com 17